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                                                                     EXHIBIT 3.5



                           CERTIFICATE OF AMENDMENT OF

                            THE AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                            ACLARA BIOSCIENCES, INC.,
                             A DELAWARE CORPORATION


     The undersigned, Joseph M. Limber, hereby certifies that:

     1. He is the duly elected and acting President of ACLARA BioSciences, Inc., a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on April 12, 1995 and was amended on May 4, 1995, on November 30, 1995, on October 30, 1996, on April 15, 1997, on December 15, 1997, on March 24, 1998, on July 1, 1998, on January 11, 1999, on March 19, 1999, on April 28, 1999, on September 27, 1999 and on December 30, 1999.

     3. This Certificate of Amendment has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, and the corporation's stockholders have given their written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     4. Article IV(3)(b) of the Certificate of Incorporation of this corporation shall be amended to read in its entirety as follows:

          "(b) The Board of Directors of the Corporation shall consist of seven members to be elected as follows:

               (i) One member of the Board of Directors of the Corporation shall be elected by the holders of record of the Series B Preferred Stock, voting separately as a class.

               (ii) One member of the Board of Directors of the Corporation shall be either the President or the Chief Executive Officer of the Corporation.

               (iii) Two members of the Board of Directors of the Corporation shall be elected by the holders of record of the Series F and Series F-1 Preferred Stock, voting together as a separate class (each a "Series F Designee").

               (iv) Three members of the Board of Directors of the Corporation shall be elected by the holders of record of a majority of the outstanding shares of Common Stock and Series B, Series C, Series D, Series E, Series F, Series F-1, Series G and Series H Preferred Stock, voting together as a single class on an as-converted basis; provided, however, that such member shall also be approved by the holders of record of a majority of the outstanding Series F and Series F-1 Preferred Stock, voting together as a single class.
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At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of the majority of the shares of each of the Series B Preferred Stock and Series F and Series F-1 Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock and Series F and Series F-1 Preferred Stock, respectively, for the purpose of electing directors by holders of such series of Preferred Stock. A vacancy in any directorship elected by the holders of the Series B Preferred Stock or Series F and Series F-1 Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the series of Preferred Stock which elected such director. A director elected by the holders of the Series B Preferred Stock or Series F and Series F-1 Preferred Stock shall be removed only by vote or written consent in lieu of a meeting of the holders of the series of Preferred Stock which elected such director."

     5. All other provisions of the Amended and Restated Certificate shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed at Mountain View, California, this ___ day of February, 2000.

                            ACLARA BIOSCIENCES, INC.,
                            A DELAWARE CORPORATION


                            By:
                               ----------------------
                               Joseph M. Limber
                               President





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